Exhibit 10.1

POLYONE CORPORATION

NOTICE OF AWARD

Common Stock, Par Value $0.01 per Share

To:	William F. Patient

From:	PolyOne Corporation

Date:	March 29, 2005

Re:	Award of Shares of Common Stock

      On March 28, 2005, PolyOne Corporation (“PolyOne”) approved an award of 10,000 shares of Common Stock, par value $0.01 per share (“Common Shares”) to be granted to you on March 29, 2005. This award of Common Shares was granted to you by the Compensation and Governance Committee of PolyOne’s Board of Directors, under PolyOne’s 1999 Incentive Stock Plan. As of the date hereof, you will have all of the rights of a shareholder with respect to the Common Shares awarded, including the right to vote the Common Shares and receive any dividends that may be paid thereon.

      Please keep this Notice of Award for your records. If you have any questions about this grant, please call Wendy C. Shiba (Vice President, Chief Legal Officer and Secretary) at (440) 930-1359.

Acknowledged this 29th day of March, 2005.

/s/ Kenneth M. Smith
Kenneth M. Smith
Vice President, Chief Information and
Human Resources Officer